                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by registrant [x]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_] Preliminary proxy statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to 240.14a-12

                                  Benihana Inc.
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee   (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
________________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

5) Total fee paid:
________________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
________________________________________________________________________________

2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

3) Filing Party:
________________________________________________________________________________

4) Date Filed:
________________________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  BENIHANA INC.

                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:   11:00 a.m. on Monday, December 11, 2006

Place:           Inter-Continental West Miami
                 2505 Northwest 87th Avenue
                 Miami, Florida 33172

Purpose:         1.   (FOR THE HOLDERS OF BENIHANA INC. COMMON STOCK)
                      To elect two members of the Board of Directors for a three-year term.
                 2.   (FOR HOLDERS OF BENIHANA INC. CLASS A STOCK)
                      To elect one member of the Board of Directors for a three-year term.
                 3.   (FOR ALL STOCKHOLDERS)
                      To ratify the appointment of Deloitte & Touche LLP as independent accountants.

Record Date:     You can vote if you were a stockholder of record at the close of business on November 10, 2006.

Annual Report:   A copy of Benihana Inc.'s Annual Report to Stockholders for the
                 fiscal year ended March 26, 2006 is enclosed.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Stock which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Stock are represented. This may save the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Stock, you will receive two proxies, each of which must be dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.

Dated: November 13, 2006

                                        By Order of the Board of Directors

                                        /s/ Darwin C. Dornbush
                                        ----------------------------------------
                                        Darwin C. Dornbush
                                        Secretary

                                  BENIHANA INC.
                           8685 NORTHWEST 53RD TERRACE
                              MIAMI, FLORIDA 33166

                                 PROXY STATEMENT

                                    CONTENTS

                                                                            Page
                                                                            ----
ANNUAL MEETING INFORMATION                                                    1
   Who is entitled to vote?                                                   1
   What am I voting on?                                                       1
   How does the Board of Directors recommend I vote on the proposals?         1
   How do I vote?                                                             1
   What is a quorum?                                                          2
   What vote is required to approve each item?                                2
   Who will count the vote?                                                   2
   What are the deadlines for stockholder proposals for next year's
      Annual Meeting?                                                         2
   Who pays the expenses of this Proxy Statement?                             2
   May brokers vote without instruction?                                      3

SECURITY OWNERSHIP OF CERTAIN
   BENEFICIAL OWNERS AND MANAGEMENT                                           3
   Common Stock                                                               4
   Class A Stock                                                              5
   Beneficial Ownership Reporting Compliance                                  6

ELECTION OF DIRECTORS                                                         7
   Corporate Governance                                                      12
   Committees; Meetings of the Board of Directors                            12
   Audit Committee Report                                                    15
   Compensation and Stock Option Committee Interlocks and Insider
      Participation                                                          15
   Report on Executive Compensation by the Compensation and Stock Option
      Committee                                                              16
   Directors' Compensation                                                   17

EXECUTIVE COMPENSATION                                                       18
   Summary Compensation Table                                                18
   Stock Options                                                             19
   Options Granted in Fiscal 2006                                            19

   Aggregate Option Exercise in Fiscal 2006 and Fiscal Year End Option
      Values                                                                 20
   Deferred Compensation Plans                                               20
   Incentive Plans                                                           20

PERFORMANCE GRAPH                                                            22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               23

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
   ACCOUNTANTS; ACCOUNTANT FIRM FEES AND SERVICES                            24

ANNUAL REPORT                                                                26

FORM 10-K                                                                    26

                           ANNUAL MEETING INFORMATION

     Your proxies are solicited by the Board of Directors of Benihana Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Inter-Continental West Miami, 2505 Northwest 87th Avenue, Miami, Florida 33172 at 11:00 a.m. on Monday, December 11, 2006 and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about November 13, 2006.

WHO IS ENTITLED TO VOTE?

     Stockholders owning the Company's Common Stock or Class A Stock on November 10, 2006 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each holder of Common Stock has one vote per share, and each holder of Class A Stock has 1/10 of a vote per share, on all matters to be voted on, other than on the election of directors, on which the two classes vote separately. Additionally, the holder of the Company's Series B Convertible Preferred Stock is entitled to vote on an "as if converted" basis together with the holders of the Company's Common Stock. On November 10, 2006, there were 2,306,676 shares of Common Stock and 7,597,649 shares of the Company's Class A Stock outstanding. On November 10, 2006, there were 800,000 shares of Series B Convertible Preferred Stock outstanding, which, in the aggregate, are convertible into 1,052,632 shares of Common Stock.

WHAT AM I VOTING ON?

     You will be asked to elect nominees to serve on the Board of Directors and to ratify Deloitte & Touche LLP as independent accountants for the Company. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter requiring a vote of the shareholders should arise, the proxies will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends a vote FOR each of the Company's proposals.

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote for the persons nominated by the Board for election as directors and in favor of ratifying the appointment of Deloitte & Touche LLP as independent accountants. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Assistant Secretary, Benihana Inc. 8685 Northwest 53rd Terrace, Miami, Florida 33166, submit another properly signed proxy with a more recent date, or vote in person at the Annual Meeting.

WHAT IS A QUORUM?

     A "quorum" is the presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the Annual Meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on all matters other than election of directors. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting by the class of stock voting for such director nominee. Any other matters to be considered at the Annual Meeting require the affirmative vote of a majority of the votes present at the Annual Meeting, in person or by proxy, to be approved.

WHO WILL COUNT THE VOTE?

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting.

WHAT ARE THE DEADLINES FOR STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

     Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by not later than July 16, 2007. If next year's annual meeting is held on a date more than 30 calendar days from December 11, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. In addition, the Company's By-Laws provide that no proposal may be properly raised at next year's annual meeting if the Company does not receive notice of the proposal on a date not less than 60 days nor more than 90 days prior to the meeting. However, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice of a proposal must be received not later than the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. All proposals and notifications should be addressed to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

WHO PAYS THE EXPENSES OF THIS PROXY STATEMENT?

     The Company is paying all costs of soliciting the Company's proxies for the Annual Meeting, including the costs of preparing, printing and mailing this Notice of Meeting and Proxy Statement. Certain of the Company's officers and regular employees may solicit the return of proxies by telephone, mail or personal interview without additional consideration. The Company has engaged MacKenzie Partners, Inc. ("MacKenzie") to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay MacKenzie a fee of $7,500, plus expenses for their services. Brokerage houses will be requested to forward these soliciting materials to beneficial owners and the Company will reimburse them for their expenses.

MAY BROKERS VOTE WITHOUT INSTRUCTION?

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants. Shares as to which brokers have not exercised such discretionary authority are considered "broker non-votes."

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following is information relating to the beneficial ownership of the Company's Common Stock and Class A Stock by all persons the Company knows who own beneficially more than 5% of the Company's Common Stock or Class A Common Stock outstanding on November 10, 2006 and by all of the Company's executive officers and directors. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned.

                                  COMMON STOCK

NAME (AND ADDRESS IF APPLICABLE) OF         POSITION WITH            AMOUNT AND NATURE OF         PERCENT
BENEFICIAL OWNERS, OFFICERS AND DIRECTORS   THE COMPANY              BENEFICIAL OWNERSHIP(1)(6)   OF CLASS
-----------------------------------------   ----------------------   --------------------------   --------
Benihana of Tokyo, Inc.(2)                  Stockholder                       1,435,668             42.7%
232 East 63rd Street
New York, New York 10021

Kyle Aoki(2)                                Stockholder                       1,435,668             42.7%

Grace Aoki(2)                               Stockholder                       1,435,668             42.7%

BFC Financial Corporation(3)                Stockholder                       1,052,632             31.3%
1750 East Sunrise Boulevard
Ft. Lauderdale, Florida 33304

Kevin Y. Aoki(2)                            Director                          1,436,218             42.8%

Taka Yoshimoto                              Executive Vice                       45,500              1.4%
                                            President - Restaurant
                                            Operations/Director

Joel A. Schwartz(5)                         President and                        38,333              1.1%
                                            Chief Executive
                                            Officer/Director

John E. Abdo                                Director                             20,000                 *

Michael R. Burris                           Vice President of                    17,000                 *
                                            Investor Relations

Norman Becker                               Director                              2,500                 *

All directors and officers as a group                                         1,559,551             46.4%

CLASS A COMMON STOCK

NAME (AND ADDRESS IF APPLICABLE) OF             POSITION WITH             AMOUNT AND NATURE OF      PERCENT
BENEFICIAL OWNERS, OFFICERS AND DIRECTORS       THE COMPANY               BENEFICIAL OWNERSHIP(7)   OF CLASS
---------------------------------------------   -----------------------   -----------------------   --------
Lord, Abbett & Co. LLC(4)                       Stockholder                        839,853            11.1%
90 Hudson Street
Jersey City, NJ 07302

Gruber and McBaine Capital Management, LLC(4)   Stockholder                        558,350             7.3%
50 Osgood Place, Penthouse
San Francisco, CA 94133

Andreeff Equity Advisors, LLC(4)                Stockholder                        528,789             7.0%
450 Laurel Street, Suite 2105
Baton Rouge, Louisiana 70801

Connors Investor Services, Inc. (4)             Stockholder                        496,125             6.5%
1210 Broadcasting Road
Wyomissing, PA 19610

Dalton, Grierner, Hartman, Maher & Co. (4)      Stockholder                        467,337             6.2%
565 Fifth Avenue, Suite 2101
New York, NY 10017

Joel A. Schwartz                                President and Chief                378,434             4.8%
                                                Executive
                                                Officer/Director

Michael R. Burris(8)                            Vice President of                  163,767             2.1%
                                                Investor Relations

Taka Yoshimoto                                  Executive Vice                     115,900             1.5%
                                                President- Restaurant
                                                Operations/Director

Juan C. Garcia                                  Senior Vice President -             97,750             1.3%
                                                Chief Operating
                                                Administrative Officer

John E. Abdo                                    Director                            85,667             1.1%

Norman Becker                                   Director                            77,867             1.0%

Kevin Y. Aoki                                   Director                            49,300                *

Robert B. Sturges                               Director                            31,667                *

Lewis Jaffe                                     Director                            16,667                *

J. Ronald Castell                               Director                             6,667                *

Joseph J. West                                  Director                             6,667                *

All directors and officers as a group                                            1,030,353            12.2%

*    less than 1%

Notes

(1) For purposes of the beneficial ownership and the percentage ownership of each person, the shares of the Company's Common Stock, which BFC Financial Corporation would own upon conversion of the entirety of its holdings of the Company's Convertible Preferred Stock, are considered outstanding.

(2) All of the issued and outstanding capital stock of Benihana of Tokyo, Inc. (the "Benihana of Tokyo Stock") is owned by a trust of which Kevin Y. Aoki, Kyle Aoki, Kevin Aoki's brother, and Grace Aoki, Kevin Aoki's sister, are the named trustees. By reason of such positions, such individuals may be deemed to share beneficial ownership of the Benihana of Tokyo Stock and the shares of the Company's stock owned by Benihana of Tokyo.

(3) Represents Common Stock which BFC Financial Corporation would own if its Convertible Preferred Stock were converted (see "Certain Relationships and Related Transactions"). Based solely upon reports on Schedule 13D filed by or on behalf of such person.

(4) Based solely upon reports on Schedule 13G filed by or on behalf of such persons.

(5) Includes 10 shares owned by Mr. Schwartz's son, as to which shares Mr. Schwartz disclaims beneficial interest.

(6) Shares of the Company's Common Stock are convertible at any time into shares of the Company's Class A Stock at the option of the holder. Therefore, each beneficial owner of the Company's Common Stock may be deemed the beneficial owner of the same number of shares of the Company's Class A Stock.

(7) Beneficial ownership on this table includes the following shares of Class A Stock which may be purchased by exercise of options which are presently exercisable or which will become exercisable within 60 days: Mr. Schwartz - 339,250 shares; Mr. Yoshimoto 115,000 shares; Mr. Aoki - 34,500 shares; Mr. Burris - 65,780 shares; Mr. Garcia - 97,750 shares; Mr. Abdo - 82,667 shares; Mr. Becker - 65,417 shares; Mr. Sturges - 31,667 shares; Mr. Jaffe
     - 16,667 shares; Mr. Castell - 6,667 shares; Mr. West - 6,667 shares; all officers and directors as a group - 862,032 shares.

(8) Includes 1,150 shares owned by Mr. Burris' wife, as to which shares Mr. Burris disclaims beneficial ownership. Mr. Burris ceased his employment as Senior Vice President - Finance, Treasurer, and Chief Financial Officer of the Company as of August 31, 2006. Mr. Burris was appointed Vice President
     - Investor Relations as of September 1, 2006. Effective September 1, 2006, Mr. Burris will not be considered an "executive officer" of the Company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules promulgated by the Securities and Exchange Commission govern the reporting of securities transactions by directors, executive officers and holders of 5% or more of the Company's Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the Securities and Exchange Commission and received by the Company, the Company believes that the Company's directors and executive officers have filed all required reports on a timely basis except the following: reports on Forms 4s covering options granted by the Company to each of Messrs. Castell and West and reports on Form 3s reporting initial statements of beneficial ownership in the Company upon becoming director with respect to each of Messrs. Castell and West.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes with the three-year term of office of one class expiring each year. The current directors have been elected or appointed to the classes set forth below. The terms of office of John E. Abdo, Norman Becker and Robert B. Sturges, Class II Directors, will expire at the Annual Meeting. A majority of the Company's Board is composed of independent directors. Messrs. Abdo, Becker and Sturges are proposed to be reelected as Class II Directors. Each nominee will hold office for a three-year term, in each case until their respective successors shall have been duly elected and qualified.

     The Company's Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, that the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next whole higher number) of the entire Board. Holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of directors so elected by such holders do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of nine members, of which three members (more than 25% of the Board, rounded to the nearest whole director) are directors who have been elected by holders of the Class A Stock. Messrs. Joseph J. West, a Class I Director, John E. Abdo, a Class II Director, and Joel A. Schwartz, a Class III Director, currently serve as Class A Stock Directors. The Board of Directors, with respect to the Annual Meeting, has nominated Mr. Abdo to serve as a Class A Stock Director and Messrs. Becker and Sturges to serve as Common Stock Directors. At the Annual Meeting, only the holders of the Class A Stock, voting separately as a class, will vote on the election of Mr. Abdo as a Class A Stock Director, and the holders of the Common Stock, together with the Series B Convertible Preferred Stock, voting separately as a class, will vote on the election of Messrs. Becker and Sturges as Common Stock Directors.

     The Board of Directors has selected persons named as proxies in the enclosed form of proxy. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election of the director nominees, who have been designated by the Board of Directors, set forth in the following table. Each of the nominees has consented to being named in this Proxy Statement and has agreed to serve as a director if elected. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy for any substitute nominee(s) designated by the current Board of Directors to fill the vacancy. Currently, substitute nominee(s) have not been selected by the Board of Directors.

     The following are the nominees for director:

COMMON STOCK DIRECTOR NOMINEES
------------------------------

NORMAN BECKER
DIRECTOR SINCE 1997
CLASS II DIRECTOR (TERM TO EXPIRE IN 2006)
AGE 68

     Mr. Becker since April 1985 has been self-employed in the practice of public accounting. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP for a period in excess of 10 years. Mr. Becker is also a director of Bluegreen Corporation. Mr. Becker is also an officer of Proguard Acquisition Corp.

ROBERT B. STURGES
DIRECTOR SINCE 2003
CLASS II DIRECTOR (TERM TO EXPIRE IN 2006)
AGE 59

     During October 2006, Robert B. Sturges was appointed Chief Executive Officer of Nevada Gold & Casinos Inc., a Company engaged in the development, ownership, and operation of commercial gaming facilities, and lodging and entertainment facilities in the United States. Mr. Sturges served as Nevada Gold & Casinos' General Counsel between June 2006 and October 2006. Mr. Sturges has been a partner since 2001 with Continental Hospitality Holdings, a hospitality company, which provides development, technical and operational services to the hotel and resort industry. Mr. Sturges is a partner in the Miami Heat Basketball Organization. From 1994 to 2001, Mr. Sturges was President of the Gaming Division and a Director of Carnival Resort and Casino Inc. which developed, owned and managed resorts, hotels and casinos.

CLASS A STOCK DIRECTOR NOMINEE
------------------------------

JOHN E. ABDO
DIRECTOR SINCE 1990
CLASS II DIRECTOR (TERM TO EXPIRE IN 2006)
AGE 63

     John E. Abdo has been principally employed as the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of BankAtlantic Bancorp, Inc., since June, 1984 and he holds the same positions respectively at BankAtlantic, FSB. He is Vice Chairman of Levitt Corporation, since August, 1984 and is the Vice Chairman of the Board of Directors of Bluegreen Corporation, since March, 2002. Additionally, he is the Vice Chairman of the Board of BFC Financial Corporation since June, 1987. He is President and Chief Executive Officer of Abdo Companies, Inc., a real estate development, construction and real estate brokerage firm, for more than five years. He also serves on the Board of Directors for SmartVideo Technologies. Mr. Abdo is the President of the Broward Performing Arts Foundation, a $60 million theater for the Performing Arts that serves all of South Florida, since June, 1990.

     The following is information about the Company's remaining Class II and Class III Directors, each of whom will continue in office, and the Company's other executive officers:

COMMON STOCK DIRECTORS
----------------------

KEVIN Y. AOKI
DIRECTOR SINCE 1998
CLASS III DIRECTOR (TERM TO EXPIRE IN 2007)
AGE 38

     Mr. Aoki has served as a Director of the Company since 1998. Mr. Aoki is the President of Aoki Group LLC. From 1998 through 2006, Mr. Aoki served as Vice President-Marketing of the Company. For two years prior thereto, he served as General Manager of Benihana of Tokyo, the originator of the Benihana concept and a principal shareholder of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). From 1993 through 1996, Mr. Aoki served as Unit Manager for certain of the Company's restaurants and as Manager of Sales for the Company's New York region. Mr. Aoki is the son of Rocky H. Aoki, the founder of Benihana.

J. RONALD CASTELL
DIRECTOR SINCE 2005
CLASS I DIRECTOR (TERM TO EXPIRE IN 2008)
AGE 68

     In 2004, Mr. Castell formed ReelRon LLC, a marketing consulting firm serving clients such as Huizenga Holdings, Inc., Centryx Corp., Southern Audio Video and Breakaway Films. From 1995 through 2004, Mr. Castell served as Senior Vice President of Marketing and Communications of Huizenga Holdings, Inc. From 1989 through 1995, Mr. Castell served as Senior Vice President Programming and Communications of Blockbuster Entertainment Corp.

LEWIS JAFFE
DIRECTOR SINCE 2004
CLASS III (TERM TO EXPIRE IN 2007)
AGE 49

     Mr. Jaffe is President, Chief Executive Officer and a director of Oxford Media, Inc. Mr. Jaffe served as President and Chief Operating Officer of Verso Technologies from November 2004 through August 2005. From August 2002 to November 2004, Mr. Jaffe was a self-employed public speaker and consultant. From April 2002 until August 2002, Mr. Jaffe served as the interim President of Glowpoint, Inc., a publicly-traded video products and services company. From July 2000 to July 2003, Mr. Jaffe served as an independent consultant to Glowpoint, Inc. From June 2000 to March 2002, Mr. Jaffe served as President and Chief Operating Officer of PictureTel Corporation, a publicly-traded videoconferencing company. From September 1998 to June 2000, Mr. Jaffe served as a managing director in the Boston office of Arthur Andersen LLP in its global finance practice. From January 1997 to March 1998, Mr. Jaffe served as President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication, and radar and missile launch systems. Mr. Jaffe served as a member of the board of directors for Glowpoint, Inc. from September 2001 to July 2003, the board of directors of Media 100 Inc. from June 2003 through November 2004 and the Turnaround Management Association of New England from September 1999 through November 2004. He currently is on the Board of ACT Teleconferencing, Inc., a public company, as well as two private companies:

Travizon Inc. and Pixion, Inc.

TAKA YOSHIMOTO
DIRECTOR SINCE 1990
CLASS I DIRECTOR (TERM TO EXPIRE IN 2008), EXECUTIVE VICE PRESIDENT - OPERATIONS AGE 60

Mr. Yoshimoto has served as Executive Vice President of the Company and its predecessor since 1989 and as the Director of Operations from 1985 until 1989. Mr. Yoshimoto joined the Company in 1979 and has held various positions in operations. During that time, Mr. Yoshimoto has made significant contributions to the Company's restaurant operations. Mr. Yoshimoto holds a Master's Degree of Business Administration and a Master's Degree of Economics and Finance from Louisiana State University, as well as a Bachelor of Arts of Liberal Arts from International Christian University, Tokyo. He was born and raised in Japan.

CLASS A STOCK DIRECTORS
-----------------------

JOEL A. SCHWARTZ
DIRECTOR SINCE 1982
CLASS III DIRECTOR (TERM TO EXPIRE IN 2007), PRESIDENT AND CHIEF EXECUTIVE
OFFICER
AGE 65

     Mr. Schwartz has been President and a Director of the Company and its predecessor since 1982, and has served as Chief Executive Officer since 1998.

JOSEPH J. WEST, PH.D.
DIRECTOR SINCE 2005
CLASS I DIRECTOR (TERM TO EXPIRE IN 2008)
AGE 62

     Since 1999, Joseph West has been serving as Dean, School of Hospitality and Tourism Management, Florida International University. Between 1991 and 1999, he served as Department Chairman of Hospitality Administration, College of Business, The Florida State University, and from 1993 through 1996, he served as Director, Hospitality Education Program, Department of Business and Professional Regulation, State of Florida and has held teaching positions at The Florida State University and the University of South Carolina. Additionally, Mr. West possesses restaurant operating experience as an executive and operator having served as Vice President of Operations, Spring Garden Grill and Bar, and General Manager at the following restaurant units: Franklin's Off Friendly, Colony House/Wine Cellar Restaurants, and Colony Caterers. Mr. West is also a retired U.S. Naval Officer.

OFFICERS
--------

JUAN C. GARCIA
SENIOR VICE PRESIDENT - CHIEF OPERATING ADMINISTRATIVE OFFICER/ASSISTANT
SECRETARY
AGE 43

     Mr. Garcia was appointed Senior Vice President - Chief Operating Administrative Officer during 2005. Prior thereto, Mr. Garcia had served as Vice President-Controller since 1999. He served as Controller of the Company and its predecessor since 1994. Prior to 1994, Mr. Garcia served in various accounting and finance roles with the Company. Mr. Garcia has served as the Assistant Secretary of the Company since 1996. Mr. Garcia is also a certified public accountant in the state of Florida.

JOSE I. ORTEGA
VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
AGE 34

Mr. Ortega was appointed Vice President - Finance, Chief Financial Officer and Treasurer during September 2006. Prior thereto, Mr. Ortega had served as Controller of the Company since July 2005. Prior to joining the Company, Mr. Ortega was employed at Burger King Corporation, most recently as Director, Consolidation and Reporting from November 2002 to July 2005, and prior to that as Manager, Consolidation and Reporting, from September 2001 to November 2002. From June 1996 through September 2001, Mr. Ortega was the Controller of Viragen, Inc., a biotechnology company. Mr. Ortega is also a certified public accountant in the state of Florida.

MICHAEL R. BURRIS
VICE PRESIDENT - INVESTOR RELATIONS
AGE 56

     Mr. Burris was appointed Vice President - Investor Relations as of September 1, 2006. Prior thereto, Mr. Burris had served as Senior Vice President
- Finance and Chief Financial Officer of the Company from 1999 through August 31, 2006. He was appointed Vice President - Finance and Treasurer effective 1995. Prior to his employment with the Company, Mr. Burris was a partner with Deloitte & Touche LLP. Mr. Burris was awarded a Master's Degree of Business Administration from New York University in 1974 majoring in Finance and in International Business. Mr. Burris is a Trustee of Goodwill Industries of South Florida.

DARWIN C. DORNBUSH
SECRETARY
AGE 76

     Mr. Dornbush is currently and has been for more than the past five years a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP, formerly known as Dornbush Schaeffer Strongin & Weinstein, LLP. He has served as the Secretary of the Company and its predecessor since 1983, and was a Director from 1995 through December 2005. He served as Secretary and a Director of Benihana of Tokyo, Inc., from 1980 to 2004. Mr. Dornbush is also a director and Secretary of Cantel Medical Corp., a healthcare company, and a director of Levitt Corporation, a real estate development company.

     No director or executive officer of the Company has any family relationship to any other director or executive officer.

CORPORATE GOVERNANCE

     The Company seeks to follow best practices in corporate governance in a manner that is in the best interests of its business and stockholders. The Company's current corporate governance principles, including the Code of Business Conduct and Ethics and the charters of each of the Audit Committee, Compensation and Stock Option Committee, Executive Committee, and Nominating and Governance Committee are all available under Investor Relations on its website at www.benihana.com. The Company is in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the Nasdaq Marketplace Rules. The Company will continue to modify its policies and practices to meet ongoing developments in this area. Aspects of the Company's corporate governance principles are discussed throughout this Proxy Statement.

COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 7 meetings during the fiscal year ended March 26, 2006 and no director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each Committee of which he is a member.

     The Board of Directors has determined that each of the following directors is "independent" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules:
John E. Abdo, Norman Becker, J. Ronald Castell, Lewis Jaffe, Robert B. Sturges and Joseph J. West. None of the independent directors receives compensation from the Company other than directors' fees and non-discretionary grants under the Company's stock option plans for service on the Board or its committees.

     The Board of Directors has approved a policy for stockholder communications whereby stockholders may contact the Board of Directors or any Committee or individual director through a link under Investor Relations on the Company's website at www.benihana.com. The link directs the stockholder to an outside company or an employee of the Company who is responsible for processing the correspondence. The outside company or Company employee will forward appropriate stockholder communications to the Company's Audit Committee, which will then distribute the correspondence to the appropriate directors. Stockholders are also welcome to communicate directly with the Board of Directors at its Annual Meeting of Stockholders. As a matter of policy, members of the Board of Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All members of the Board of Directors attended the Company's 2005 Annual Meeting of Stockholders held on December 12, 2005.

     The Board of Directors has four standing committees: the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee, and the Executive Committee. All of the members of the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Governance Committee are "independent" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Each of the Nominating and Governance Committee, the Compensation and Stock Option Committee and the Audit Committee has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee and the Executive Committee are available on the Company's website under Investor Relations at www.benihana.com.

Audit Committee. For the fiscal year ended March 26, 2006, the Audit Committee consisted of Norman Becker (the Chairman), Lewis Jaffe and Robert B. Sturges, all of who have been determined by the Board of Directors to be "independent" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934. In May 2004, the Board of Directors adopted the revised Audit Committee Charter, which is available on the Company's website under Investor Relations, at www.benihana.com. The Board has determined that Norman Becker qualifies as an audit committee financial expert as defined by
Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.

     The Audit Committee's primary responsibilities are to: (i) oversee the Company's financial reporting principles and policies and internal control systems, including review of the Company's quarterly and annual financial statements, (ii) review and monitor the performance and independence of the Company's independent auditors and the performance of the internal auditing department, (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board of Directors and (iv) appoint, evaluate, compensate and where appropriate, terminate and replace the Company's independent auditors. The Audit Committee held seven meetings during the fiscal year ended March 26, 2006.

Compensation and Stock Option Committee. The Company has a Compensation and Stock Option Committee, which was composed of John E. Abdo (the Chairman), Norman Becker, and J. Ronald Castell during the fiscal year ended March 26, 2006. The Compensation and Stock Option Committee Charter provides that the Committee is responsible for (i) discharging the Board of Director's responsibilities relating to compensation of the Company's executives, (ii) the administration of the Company's equity-based compensation plans and (iii) producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations. During the fiscal year ended March 26, 2006, the Compensation and Stock Option Committee met three times to make recommendations concerning salary and bonus for the Company's executive officers for the 2006 year and to make recommendations as to the grant of stock options to such executive officers.

Nominating and Governance Committee. During the fiscal year ended March 26, 2006, the Nominating Committee was composed of Robert B. Sturges (the Chairman), Norman Becker, Lewis Jaffe and Joseph J. West. The Committee's responsibilities include (i) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors and recommending that the Board of Directors select the director nominees for the next annual meeting of shareholders, (ii) overseeing evaluation of the Board of Directors, (iii) reviewing and assessing compensation paid to members of the Board of Directors and its committees, (iv) preparing, reviewing and recommending to the Board of Directors the corporate governance guidelines applicable to the Company, and (v) advising the Board of Directors on matters of organizational and governance structure of the Company. One meeting was held during the fiscal year ended March 26, 2006.

     The Nominating and Governance Committee reviews, following the end of the Company's fiscal year, the composition of the Company's Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating and Governance Committee thinks it in the best interests of the Company to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholders meetings, the Nominating and Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. The Nominating and Governance Committee will evaluate each candidate's qualifications and check relevant references. In addition, such candidate will be interviewed by at least one member of the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for the approval of the stockholders, as appropriate. Although the Nominating and Governance Committee will consider nominees recommended by stockholders, the Nominating and Governance Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's purposes. The Board of Directors does not believe that it is necessary for the Company to have a policy regarding the consideration of candidates recommended by stockholders as any interested person may make such recommendations and all recommended candidates will be considered using the criteria set forth in the Company's guidelines. The Nominating and Governance Committee will consider written proposals from stockholders for nominees for director for the Company's 2007 Annual Meeting of Stockholders. Any such nominations should be submitted to the Nominating and Governance Committee c/o Assistant Secretary of the Company and should include the following information:
(a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a directors if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's Common Stock and Class A Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and must be submitted in the time frame described in the By-Laws of the Company and under the caption, "Annual Meeting Information--What are the deadlines for stockholder proposals for next year's Annual Meeting?" described above.

     The Nominating and Governance Committee will consider, among other factors, the following to evaluate Committee and stockholder recommended nominees: the Board of Directors' current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations, including seeking to insure that at least a majority of the directors are "independent" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the Nasdaq Marketplace Rules, and Company policies or procedures and the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to the Company and concern for its success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interest.

Executive Committee. During the fiscal year ended March 26, 2006, the Executive Committee was composed of Joel A. Schwartz (the Chairman), John E. Abdo, and Robert B. Sturges. The Committee's responsibilities include taking all actions the Board of Directors could take under

Delaware law and the Certificate of Incorporation and By-Laws of the Company except certain actions enumerated in the Executive Committee Charter. The Executive Committee met four times during the fiscal year ended March 26, 2006.

AUDIT COMMITTEE REPORT

     For fiscal year ended March 26, 2006, the Audit Committee consisted of Norman Becker (the Chairman), Robert B. Sturges and Lewis Jaffe, all of whom have been determined by the Board to be "independent" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company's website under Investor Relations at www.benihana.com.

     Pursuant to its charter, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those consolidated financial statements. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and Deloitte & Touche LLP, the independent accounting firm for the Company. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication with Audit Committees"). Deloitte & Touche LLP also provided the Company with the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touch LLP its independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 26, 2006 for filing with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE
                                        Norman Becker, Chairman
                                        Robert B. Sturges
                                        Lewis Jaffe

COMPENSATION AND STOCK OPTION
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation and Stock Option Committee served as an officer or employee of the Company or had any relationship with the Company requiring disclosure under the heading "Certain Relationships and Related Transactions," except for John E. Abdo, who serves as a Director of the Company.

REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION AND STOCK OPTION COMMITTEE

     Compensation Policy. The Compensation and Stock Option Committee is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses. The Committee is responsible for administering the Company's Employee Stock Option Plans. The Compensation and Stock Option Committee consists of John E. Abdo, Norman Becker, and J. Ronald Castell, each of whom is a non-employee member of the Board of Directors.

     The policy of the Compensation and Stock Option Committee is to recommend compensation for the Chief Executive Officer and other executive officers, reflecting the contribution of such executives to the Company's growth in revenues and earnings, and the implementation of the Company's strategic plans for growth. In addition, in order to assure the Company's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other restaurant companies of comparable quality, size and performance.

     Long-term incentive compensation policy consists of the award of stock options under the Company's stock option plans, which serve to identify and reward executive performance with increases in value for stockholders and bonuses under the Company's Incentive Compensation Plan.

     Performance and Chief Executive Officer Compensation. Executive compensation for the fiscal year ended March 26, 2006 consisted of base salary and bonus. The Compensation and Stock Option Committee met from time to time during such fiscal year. All salary compensation paid to the Chief Executive Officer and to the Company's other executive officers during the fiscal year ended March 26, 2006 was in accordance with the terms of written employment agreements with such officers.

     In addition, certain of the executive officers received awards during the fiscal year ended March 26, 2006 under the Company's Incentive Compensation Plan. Under this plan, the aggregate amount available for awards to all executive officers is determined by a formula based on the amount by which return on stockholders' equity exceeds preset targets; allocation of this amount among the Chief Executive Officer and the other executive officers is made by the Compensation and Stock Option Committee based upon the level of management responsibility of the various executive officers and the relative contributions of each to the long-term success and increase in profitability. Each of these factors was equally considered.

     Under the terms of this plan, the Compensation and Stock Option Committee reserves the discretion to award bonuses notwithstanding the failure of the Company to achieve the preset target.

                                         COMPENSATION AND STOCK OPTION COMMITTEE
                                         John E. Abdo, Chairman
                                         Norman Becker
                                         J. Ronald Castell

DIRECTORS' COMPENSATION

     During the fiscal year ended March 26, 2006, non-employee directors received directors' fees of $15,000 per year plus $1,500 for each board meeting attended in person ($750 for each meeting attended telephonically). Additionally, non-employee directors received $1,500 for each committee meeting attended in person ($750 for each meeting attended telephonically). Compensation for committee meetings was reduced to $1,000 for meetings held on the same day as board meetings. Committee chairs were compensated as follows (except where the Chairman is an employee of the Company): $7,500 per year for Audit Committee; $5,000 per year for Independent Lead Director; and $2,500 per year for all other committees. All directors are reimbursed for expenses incurred on behalf of the Company.

     In addition, each director who is not an employee participates in the existing 2003 Directors' Stock Option Plan. Under this plan, options to purchase 10,000 shares of Class A Stock are automatically granted annually to such non-employee director on the date of the Company's Annual Meeting of Stockholders. Previous to the 2003 Directors' Stock Option Plan, the Company had a Directors' Stock Option Plan (Directors' Plan) and a Directors' Class A Stock Option Plan (Directors' Class A Plan). Under the Directors' Plan, 2,500 shares of Common Stock were granted in each year from 1994 thru 1997, and options to purchase 10,000 shares of Class A Stock were granted in 1998 thru 2002(1) under the Directors' Class A Plan. Each option granted under the Director's Plan from 1994 through 1997 has an exercise price equal to the fair market value of the Common Stock on the date of grant; each option granted in 1998 and thereafter has an exercise price equal to the fair market value of the Class A Stock on the date of grant. Each option granted under the Directors' Plan and the Directors' Class A Plan is for a term of 10 years and becomes exercisable as to one-third of the number of shares covered thereby on the date of grant, one-third on each of the first two anniversaries of the date of grant. Options granted under the 2003 Directors' Plan are exercisable ratably as to one-third of the shares on the date which is six months after the date of grant, one-third of the shares on the first anniversary of the grant of such option and as to the balance of such shares on the second anniversary of grant of such option. The 2003 Directors' Stock Option Plan authorizes the grant of options to purchase 300,000 shares of Class A Common Stock. The Directors' Plan authorizes the grant of options to purchase an aggregate of 35,000 shares of Common Stock and the Directors' Class A Plan authorizes the grant of options to purchase 200,000 shares(2) of Class A Stock. As of March 26, 2006, options to purchase an aggregate of 17,500 shares(2) Common Stock have been granted under the Directors' Plan and options to purchase an aggregate of 200,000 and 173,333 shares of Class A Stock have been granted under the Directors' Class A Plan and the 2003 Directors' Stock Option Plan, respectively.

----------
(1) Options granted prior to August, 2002 received a 15% stock dividend payable in options to purchase.

(2)  Adjusted to reflect the 15% stock dividend effective August 12, 2002

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended March 26, 2006, March 27, 2005 and March 28, 2004, compensation earned by the Chief Executive Officer and the other executive officers who earned more than $100,000 in salary and bonus during fiscal year 2006, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                              ANNUAL COMPENSATION
                                           ------------------------
NAME AND PRINCIPAL POSITION                YEAR   SALARY    BONUS(1)
---------------------------                ----   -------   -------
                                                     $         $
Joel A. Schwartz,                          2006   330,823   101,040
President and Chief Executive              2005   343,132        --
Officer(2)                                 2004   339,195        --

Taka Yoshimoto,                            2006   191,784    54,255
Executive Vice President(3)                2005   182,651        --
                                           2004   186,135        --

Michael R. Burris,                         2006   161,029    47,250
Senior Vice President of Finance and       2005   162,134        --
Treasurer and Chief Financial Officer(4)   2004   156,765    30,000

Kevin Y. Aoki,                             2006   140,644        --
Vice President - Marketing(5)              2005   140,144        --
                                           2004   137,554        --

Juan C. Garcia,                            2006   138,673    42,000
Senior Vice President - Chief              2005   121,635        --
Operating Administrative Officer(6)        2004   116,503    28,000

(1) Consists of bonuses earned under the Company's Administrative Incentive Compensation Plan. Bonuses earned in fiscal 2005 and 2004 were paid in one-third installments over the subsequent two years.

(2) Joel A. Schwartz, President and Chief Executive Officer, is employed on a full-time basis at an annual salary of $300,000, pursuant to the terms of an employment agreement entered into effective April 1, 2001 and amended on May 27, 2004. The agreement expires March 31, 2009. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. The agreement provides that Mr. Schwartz may resign following a change of control and receive a severance payment, which could be equal to his salary over the unexpired term of the agreement and five additional years. The agreement also provides for additional severance payments which could equal five year's salary if Mr. Schwartz' employment terminates for failure to renew his agreement. Mr. Schwartz is prohibited from competing with the Company for a period of one year after any termination of his employment.

(3) Pursuant to the terms of an Employment Agreement entered into as of April 1, 2001, Mr. Yoshimoto, Executive Vice President-Restaurant Operations, was employed at an annual salary of $165,000. The agreement expired March 31, 2006. The agreement provided for annual salary increases based on cost of living adjustments, and bonuses and additional salary increases as may be determined by the Board from time to time, and that Mr. Yoshimoto may resign following a change of control and receive a severance payment equal to his salary over the unexpired term of the agreement. Mr. Yoshimoto executed a new Employment Agreement on April 1, 2006. Mr. Yoshimoto is prohibited from competing with the Company for a period of one year following certain terminations of employment.

(4) Pursuant to the terms of an Employment Agreement entered into as of September 1, 2003, Mr. Burris, Senior Vice President of Finance and Treasurer and Chief Financial Officer, was employed at an annual salary of $157,500. The agreement expired on August 31, 2006. Following such expiration, Mr. Burris will continue to be employed by the Company as Vice President of Investor Relations as of September 1, 2006. Mr. Burris is prohibited from competing with the Company for a period of one year following certain terminations of employment.

(5) Pursuant to the terms of an Employment Agreement entered into as of September 1, 2003. Mr. Aoki, Vice President of Marketing, was employed at an annual salary of $132,500. The agreement was to expire on August 31, 2006. Mr. Aoki resigned his position as Vice President of Marketing, during April 2006, concurrent with the sale of the Company's sole Doraku restaurant to Mr. Aoki. Mr. Aoki is prohibited from competing with the Company through August 31, 2008.

(6) Pursuant to the terms of an Employment Agreement entered into as of September 1, 2003, as amended on October 17, 2005, Mr. Garcia, Senior Vice President - Chief Operating Administrative Officer, is employed at an annual salary of $140,000. The agreement expires March 31, 2009. Mr. Garcia is prohibited from competing with the Company for a period of one year following certain terminations of employment.

                                  STOCK OPTIONS

     The Company maintains employee stock option plans adopted in 1996, 1997 and 2000 and various directors stock option plans. The employee plans make available for stock option grants a total of 2,550,000 shares(1) of Class A Stock. Of these amounts, the Company has granted options to purchase 1,712,173 shares(1) of Class A Stock; options to 837,827 shares of Class A Stock are available for future grants.

     The purpose of the employee plans and the directors' plans is to enable the Company to attract, retain and motivate key employees and directors by providing them equity participation. The employee plans provide for incentive stock options (ISO's) under Section 422A of the Internal Revenue Code of 1986, as amended, and for options which are not ISO's. Options granted under the employee plans may not have terms exceeding ten years, and, in the case of the options which are ISO's, may not provide for an option exercise price of less than 100% of the fair market value of the Company's Common Stock or Class A Stock on the day of the grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities).

----------
(1)  Adjusted to reflect the 15% Stock Dividend effective August 12, 2002.

OPTIONS GRANTED IN FISCAL 2006

     No options were granted in fiscal 2006 with respect to the individuals set forth in the Summary Compensation Table.

AGGREGATE OPTION EXERCISE IN FISCAL 2006 AND FISCAL YEAR END OPTION VALUES

     The following information is furnished for the fiscal year ended March 26, 2006 for stock option exercises during such fiscal year and the value realized upon exercise by the individuals set forth in the Summary Compensation Table during the fiscal year ended March 26, 2006 and the value of outstanding options held by such executive officers as of March 26, 2006.

                                                                             VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED            IN THE MONEY
                                                 OPTIONS AT 03/26/06         OPTIONS AT 03/26/06
                       SHARES                 -------------------------   -------------------------
                    ACQUIRED ON     VALUE                     NON-                        NON-
       NAME           EXERCISE     REALIZED   EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
-----------------   -----------   ---------   -----------   -----------   -----------   -----------
                         #            $            #             #             $             $
CLASS A STOCK:
Joel A. Schwartz       28,750       287,238     339,250         -0-        5,830,915        -0-
Taka Yoshimoto         80,570     1,413,531     115,000         -0-        1,687,700        -0-
Michael R. Burris     158,470     1,833,520      77,280         -0-        1,163,318        -0-
Kevin Y. Aoki          43,250       646,495      34,500         -0-          413,910        -0-
Juan C. Garcia         23,000       312,449      97,750         -0-        1,615,245        -0-

                           DEFERRED COMPENSATION PLANS

     The Company has a deferred compensation plan under which certain key employees may elect to defer up to 20% of their salary and up to 100% of their bonus until retirement or termination of employment. Employees may select from various investment options for their account. Investment earnings are credited to their accounts.

                                 INCENTIVE PLANS

     RESTAURANT INCENTIVE PLAN. The Company maintains an incentive bonus program under which certain of the Company's administrative and restaurant employees, based on their performance, may be eligible for cash awards.

     Under the restaurant incentive program, the awards are divided among restaurant management personnel and chefs who have been determined to have contributed significantly to the Company's operating goals. In addition, incentive bonuses of small numbers of shares of Class A Stock are also given to selected restaurant employees.

     BENIHANA INCENTIVE COMPENSATION PLAN. The Company's current Incentive Compensation Plan ties key employees' bonus earning potential to individually-designed performance objectives. Under the plan, each plan participant is provided a range of potential annual cash incentive awards based on his or her individually-designed performance objectives. Actual awards paid under the plan are based on exceeding goals tied to certain budgeted results of the Company. A portion of awards is also determined by achieving other performance and management goals. The maximum incentive awards that could be awarded to the Company's named executive officers pursuant to the incentive compensation plan are as follows: president and chief executive officer: 30% x annual base salary; executive vice president of operations: 30% x annual base salary; senior vice president - finance: 30% x annual base salary; vice president - marketing: 30% x annual base salary; senior vice president - chief operating administrative officer: 30% x annual base salary; vice president - sushi division: 30% x annual base salary. The controller along with the other senior directors are eligible to receive 20% x annual base salary. The target rate of return on equity, which is approved annually by the Compensation and Stock Option Committee was 9.5% for the fiscal year ended March 26, 2006, which rate represented a Net Income After Tax of $10,800,000. For the fiscal year ended March

26, 2006, $461,000 was accrued under the plan for payment of bonuses to employees, including executive officers.

     Under the Company's prior Administrative Incentive Compensation Plan, which was applicable through fiscal 2005, awards were allocated to headquarters employees, including executive officers, if the Company exceeded annual targeted returns on equity as determined by the Compensation and Stock Option Committee. The purpose of the plan was to align the interests of management and the Company's stockholders by providing incentives, which were directly related to identified operating objectives, to the Company's officers and administrative employees upon whose judgment, initiative and efforts the Company largely depended for the successful conduct of the Company's business. Awards were made by the Compensation and Stock Option Committee of the Board of Directors and the senior management out of a bonus pool which was a predetermined percentage of the amount by which the Company's Net Income After Taxes exceeded the amount required for the annual targeted return on equity for such year. Pursuant to the Plan, the Compensation and Stock Option Committee retained the discretion to award bonuses notwithstanding the failure of the Company to achieve preset targets for a fiscal year; in fiscal 2005 and 2004, the Company exercised such discretion in awarding bonuses. For awards in excess of $1,000 earned during fiscal 2005 and earlier, one-third of the amount awarded was paid immediately to the employee and the remaining two-thirds was payable ratably over the succeeding two years. Amounts allocated under the plan may have been taken in cash or deferred in a non-qualified deferred compensation plan. Participants also had the option of electing to take awards in the Company's Class A Stock valued at a price equal to 85% of its average closing price for the period immediately preceding the making of the award. The amount of award for any individual was capped at 50% of the employee's eligible salary, which was defined as the amount of ordinary salary less 40% of the FICA salary base. For the purposes of this plan, the return on equity was computed by dividing after tax income (computed before allocations to the plan) by the amount of stockholders' equity as of the beginning of the year. During fiscal year 2006, amounts were paid with respect to performance awards granted in 2005 and 2004.

                                PERFORMANCE GRAPH

     Set forth below is a comparison of the five-year cumulative total return among Common Stock of the Company, the NASDAQ stock market-US index and the SIC Code Index for SIC Code 5812 (Retail - Eating Places), in each case assuming that $100 was invested on the last day of the fiscal year ending of 2001, April 1, 2001. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               FISCAL YEAR ENDING

COMPANY                              2001     2002     2003    2004     2005     2006
---------------------------------   ------   ------   -----   ------   ------   ------
Benihana Inc., Common Stock         100.00   168.54   98.47   160.44   140.80   276.72
SIC Code Index                      100.00   125.89   88.77   142.12   156.77   176.36
NASDAQ Market Index - U.S. 100.00   100.00    98.47   71.40   110.05   111.03   131.97

     Set forth below is a comparison of the five-year cumulative total return among Class A Common Stock of the Company, the NASDAQ stock market-US index and the SIC Code Index for SIC Code 5812, in each case assuming that $100 was invested on the last day of the fiscal year ending of 2001, April 1, 2001. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               FISCAL YEAR ENDING

COMPANY                                2001     2002     2003    2004     2005     2006
-----------------------------------   ------   ------   -----   ------   ------   ------
Benihana Inc., Class A Common Stock   100.00   177.39   99.55   167.82   148.43   287.66
SIC Code Index                        100.00   125.89   88.77   142.12   156.77   176.36
NASDAQ Market Index - U.S. 100.00     100.00    98.47   71.40   110.05   111.03   131.97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Benihana of Tokyo, Inc. owns shares representing approximately 42.7% of the votes represented by the Company's Common Stock, which class elects 75% of the directors and, therefore, Benihana of Tokyo, Inc. is able as a practical matter to control the Company through the election of a majority of its directors.

     The Company sold an aggregate 800,000 shares of its Series B Preferred Stock to BFC Financial Corporation ("BFC"), a diversified holding company with operations in banking, real estate and other industries, for $20,000,000. John
E. Abdo, a Director of the Company, is a director and Vice Chairman of the Board of BFC and is a significant shareholder of BFC. The sale of Series B Preferred Stock was completed in two tranches between fiscal years 2005 and 2006. The sale of Series B Preferred Stock resulted in net aggregate proceeds of $19,137,000 ($9,253,000 in fiscal 2005 and $9,884,000 in fiscal 2006).

     A trust of which Kevin Y. Aoki, a Director and the former Vice President-Marketing of the Company, Grace Aoki, Kevin Y. Aoki's sister, and Kyle Aoki, Kevin Y. Aoki's brother, are the trustees, is the owner of the Benihana of Tokyo Stock.

     Benihana of Tokyo, Inc. owns a Benihana restaurant in Honolulu, Hawaii (the "Honolulu Restaurant") and all rights to the Benihana name and trade names, service marks and proprietary systems outside the territory served by the Company which consists of the United States (except for rights related to the State of Hawaii) and Central and South America and the islands of the Caribbean Sea. The Company also granted to Benihana of Tokyo, Inc. a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii. This license is royalty free with respect to any Hawaiian restaurant beneficially owned by Rocky H. Aoki. The Company has a right of first refusal to purchase any Hawaiian restaurant or any joint venture or sublicensing thereof proposed to be made by Benihana of Tokyo, Inc. with an unaffiliated third party; and, in the event any Hawaiian restaurant is sold, sublicensed or transferred to a third party not affiliated with Rocky H. Aoki, the Company will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

     Darwin C. Dornbush, the Company's Secretary and a retired director of the Company, is a partner in Dornbush Schaeffer Strongin & Venaglia, LLP, formerly known as Dornbush Schaeffer Strongin &Weinstein, LLP, a law firm. In the fiscal year ended March 26, 2006, the Company incurred approximately $660,000 in legal fees and expenses to Dornbush Schaeffer Strongin & Venaglia, LLP.

     Mr. Rocky H. Aoki, the founder of Benihana and the father of Kevin Y. Aoki, resigned as Chairman and Chief Executive Officer in 1998. Under the terms of a Consulting Agreement, Mr. Aoki continued to provide consulting services to the Company. He was paid $600,000 a year for these services subject to cost of living adjustments. This agreement expired in March 2006.

     Subsequent to fiscal 2006, the Company sold the assets of its sole Doraku restaurant to Kevin Aoki, the Company's former Vice President - Marketing and a current member of the Board of Directors. The assets were sold for $536,000, based on arm's length negotiations with an independent appraisal. The transaction was approved by the Board of Directors. Pursuant to the sale agreement, Kevin Aoki extended the non-competition provision of his employment agreement through August 31, 2008, but Mr. Aoki is permitted (i) to own, operate and manage Sushi Doraku restaurants in Hawaii and in Miami-Dade County, Florida, provided any such restaurants in Miami-Dade County are not within a seven mile radius of any existing or proposed restaurants then being operated by the Company or any of its subsidiaries or franchisees and (ii) to have an interest in any other additional Sushi Doraku restaurants with the prior written consent, not to be unreasonably withheld, of a committee of the Company's Board of Directors. Additionally, the Company paid Mr. Aoki approximately $56,000 upon his resignation from the Company, representing the remainder of his unearned salary under an employment agreement. The financial impact of this transaction will be nominal.

                       RATIFICATION OF THE APPOINTMENT OF
                            DELOITTE & TOUCHE LLP AS
                            INDEPENDENT ACCOUNTANTS;
                        ACCOUNTANT FIRM FEES AND SERVICES

     The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Company and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending April 1, 2007 and expects to continue to do so in the future. Accordingly, the Board of Directors recommends that you ratify the appointment by the Board of Deloitte & Touche LLP to audit the financial statements of the Company for the current fiscal year.

     The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K and review of financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2005 and 2006, and fees billed for other services rendered by Deloitte & Touche LLP.

                              2005       2006
                            --------   --------
Audit Fees (1)              $532,650   $707,925
Audit Related Fees (2)(3)      6,850      8,000
Tax Fees (3)(4)              102,401        -0-
All Other Fees                   -0-        -0-

(1) The fees consisted of the audit of the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and reviews of its interim financial statements included in the Company's quarterly reports on Form 10-Q. The significant increase in audit fees in 2006 was driven by additional fees related to the testing of the remediation of the 2005 material weakness.

(2) The audit related fees consisted of services incurred for the audit of the Company's Employee Benefit Plan.

(3) The Audit Committee has determined that the provisions of all non-audit services performed for the Company by Deloitte & Touche LLP is compatible with maintaining that firm's independence.

(4) Tax fees consisted primarily of tax advisory services.

     The Audit Committee's policy is to pre-approve all audit services and all non- audit services that the Company's independent auditor is permitted to perform for the Company under applicable federal securities regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting. Representative(s) of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

                                  ANNUAL REPORT

     The Company's 2006 Annual Report is enclosed with this Proxy Statement.

                                    FORM 10-K

     THE COMPANNY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN C. GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED MARCH 26, 2006. THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT THE COMPANY'S WEBSITE (WWW.BENIHANA.COM).

Date: November 13, 2006

Order of the Board of Directors


/s/ Darwin C. Dornbush
------------------------------------
By: Darwin C. Dornbush, Secretary

                                  BENIHANA INC.

                                  Class A Stock

       Proxy - For the Annual Meeting of Stockholders - December 11, 2006.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Norman Becker, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 11, 2006 at 11:00 a.m. at the Inter-Continental West Miami, 2505 Northwest 87th Avenue, Miami, Florida 33172 and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants.

For each proposal, mark one box in blue or black ink as indicated: [X]

Election of Class I Director:

                                         WITHHOLD
                                        AUTHORITY
                FOR the nominee   to vote for the nominee
John E. Abdo    listed at left        listed at left

                     [_]                   [_]

Ratification of the appointment of Deloitte & Touche LLP as independent accountants

          FOR   AGAINST   ABSTAIN
          [_]     [_]       [_]

Please sign here exactly as your name(s) appear(s) on this Proxy.

Date: _______________, 2006


-------------------------------------
(Signature)


-------------------------------------
(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.

                                  BENIHANA INC.

                                  Common Stock

       Proxy - For the Annual Meeting of Stockholders - December 11, 2006.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Norman Becker, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 11, 2006 at 11:00 a.m. at the Inter-Continental West Miami, 2505 Northwest 87th Avenue, Miami, Florida 33172, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominees of the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants.

For each proposal, mark one box in blue or black ink as indicated: [X]

Election of Class I Directors:    FOR each of the        WITHHOLD
                                 nominees listed at     AUTHORITY
Norman Becker, and                left (except as     to vote for the
                                   marked to the      nominees listed
Robert B. Sturges                 contrary below)         at left

                                         [_]                [_]

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


__________________________________

Ratification of the appointment of Deloitte & Touche LLP as independent accountants

          FOR   AGAINST   ABSTAIN
          [_]     [_]       [_]

Please sign here exactly as your name(s) appear(s) on this Proxy.

Date: _______________, 2006


-------------------------------------
(Signature)


-------------------------------------
(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.